Exhibit 15
Acknowledgment of Ernst & Young LLP,
Independent Registered Public Accounting Firm
Board of Directors
Lockheed Martin Corporation
We are aware of the incorporation by reference of our report dated October 26, 2017, relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended September 24, 2017, in the following Registration Statements of Lockheed Martin Corporation:

•	33-63155 on Form S-8, dated October 3, 1995;

•	33-58083 on Form S-8 (Post-Effective Amendment No. 1), dated January 22, 1997;

•	333-20117 and 333-20139 on Form S-8, each dated January 22, 1997;

•	333-27309 on Form S-8, dated May 16, 1997;

•	333-37069 on Form S-8, dated October 2, 1997;

•	333-40997 on Form S-8, dated November 25, 1997;

•	333-58069 on Form S-8, dated June 30, 1998;

•	333-92197 on Form S-8, dated December 6, 1999;

•	333-92363 on Form S-8, dated December 8, 1999;

•	333-78279 on Form S-8 (Post-Effective Amendments No. 2 and 3), each dated August 3, 2000;

•	333-56926 on Form S-8, dated March 12, 2001;

•	333-105118 on Form S-8, dated May 9, 2003;

•	333-113769, 333-113770, 333-113771, 333-113772, and 333-113773 on Form S-8, each dated March 19, 2004;

•	333-115357 on Form S-8, dated May 10, 2004;

•	333-127084 on Form S-8, dated August 1, 2005;

•	333-146963 on Form S-8, dated October 26, 2007;

•	333-155687 on Form S-8, dated November 25, 2008;

•	333-162716 on Form S-8, dated October 28, 2009;

•	333-155684 on Form S-8 (Post-Effective Amendment No. 1), dated August 23, 2011;

•	333-176440 on Form S-8, dated August 23, 2011;

•	333-188118 on Form S-8, dated April 25, 2013;

•	333-195466 on Form S-8, dated April 24, 2014 and July 23, 2014 (Post-Effective Amendment No.1);

•	333-219373 on Form S-3, dated July 20, 2017

•	333-219374 on Form S-3, dated July 20, 2017; and

•	333-220431 on Form S-4, dated September 27, 2017.
/s/ Ernst & Young LLP
Tysons, Virginia
October 26, 2017